SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         BRANDAID MARKETING CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                               35-1990559
(State or other jurisdiction of     (I.R.S. Employer Identification Code
incorporation or organization)      Number)

BRANDAID MARKETING CORPORATION      Paul Sloan, Chairman of the Board
1715 Stickney Point Road            1715 Stickney Point Road
Suite A-12                          Suite A-12
Sarasota, Florida 34231             Sarasota, Florida 34231
(941)925-8312                       (941)925-8312
(Address, including zip code        (Address, including zip code and
and principal telephone number       principal  telephone number, including
including area code of Company's     area code of agent for service)
offices and principal place of
Business)

                         Stock Option Plan of 1998
                         Stock Option Plan of 2001
                           (Full title of Plan)

                      CALCULATION OF REGISTRATION FEE*
________________________________________________________________________
                                   Proposed Maximum (1)
Title of        Common         Shares Offering    Aggregate    Amount of
each class       to be             Per Unit       Offering   Registration
of Securities  Registered                           Price         Fee
to be
Registered

Common
Stock, par
value-$.001      400,000(1)              $3.30         $1,320,000.0   $121.44
                 160,875(2)              $3.30           $530,887.5     48.84
TOTAL            560,875                 $3.30         $1,850,887.5   $170.28
________________________________________________________________________
(1) Stock being registered pursuant to the 1998 Stock Option plan. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of Common Stock reported on NASDAQ Bulletin Board OTC on July 3, 2002.

(2) Stock being registered pursuant to the 2001 Stock Option plan. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of Common Stock reported on NASDAQ Bulletin Board OTC on July 3, 2002.

                               PART I

ITEM 1. PLAN INFORMATION.


                          THE 1998 STOCK OPTION PLAN

The 1998 Stock Option Plan was approved by the Board of Directors of the Company on April 10, 1998, and ratified by the Shareholders on May 16, 1998.

The purpose of the 1998 Stock Option Plan is to attract and retain and provide additional incentive to selected employees, officers, directors, agents, consultants and independent contractors of the Company, or of any parent or subsidiary of the Company. Each option granted pursuant to the 1998 Stock Option Plan is required to be designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option. "The following description of the 1998 Stock Option Plan is qualified in its entirety by reference to the 1998 Stock Option Plan itself.

Administration of the Plan

The 1998 Stock Option Plan is administered under the direction of the Board of Directors of the Company by the committee appointed by the Board, which consists of the President and Secretary/Treasurer of the Company, which determines who among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to options, the durations of options, any conditions to the exercise of options and the manner in and price at which options may be exercised. The Board is authorized to amend, suspend or terminate the 1998 Stock Option Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the 1998 Stock Option Plan; (ii) permit the grant of a stock option under the 1998 Stock Option Plan with an option price less than 85% of the fair market value of the shares at the time such option is granted (or 11O% for greater than 1O% stockholders); (iii) change the eligibility requirements for participation in the 1998 Stock Option Plan; (iv) extend the term of any option or the period during which any option may be granted under the 1998 Stock Option Plan; or (v) decrease an option exercise price (although an option may be canceled and a new option granted at a lower exercise price).


Shares Subject to the Plan

The 1998 Stock Option Plan provides that options may be granted with respect to a total of 500,000 shares of Common Stock, subject to adjustment upon certain changes in capitalization without receipt of consideration by the Company. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1998 Stock Option Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 1998 Stock Option plan.

Participation

Any employee, officer, director, agent, consultant or independent contractor of the Company is eligible to receive incentive stock options or non-qualified stock options granted under the 1998 Stock Option Plan.

Option Price

The exercise price of each option will be determined by the Board (or any committee appointed by the Board), but incentive stock options may not be priced less than 85% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted.

If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted.

Terms of Options

The Board (or any committee appointed by the Board), in its discretion, establishes the term of each option, provided that the maximum term of each option is 1O years. Options granted to an employee who owns over 1O% of the total combined voting power of all classes of stock of the Company expires not more than five years after the date of grant. The 1998 Stock Option Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment.

Options Grants

As of the date hereof, options to purchase a total of 400,000 shares of Common Stock have been granted pursuant to the 1998 Stock Option Plan:


Approval and Termination

The 1998 Stock Option Plan was approved by the Board of Directors of the Company on April 10, 1998 and the Shareholders on May 16, 1998 and, unless sooner terminated by the Board of Directors (or any committee appointed by the Board), will terminate on April 10, 2008.

The 1998 Stock Option Plan was terminated on March 15, 2001.

THE 2001 STOCK OPTION PLAN

The 2001 Stock Option Plan was approved by the Board of Directors of the Company on March 15, 2001, and approved by the shareholders at the annual meeting held on April 28, 2001.

The purpose of the 2001 Stock Option Plan of Salient Cybertech, Inc. (the "Plan") is to encourage and enable selected employees associated with Salient Cybertech, Inc. (the "Corporation"), a proprietary interest in the Corporation through the ownership of its common stock. The terms of the Plan are as follows:

1. The Stock. Options granted under the Plan shall be for the purchase of shares of common stock, par value $.01 per share, of the Corporation ("Common Stock"). Subject to adjustment in the number and kind of shares as hereinafter provided, not more than ten percent of the total outstanding shares of the Corporation as of the date of the 2001 Board of Directors meeting, shall be issued under the Plan. Such shares may be authorized but unissued shares or shares acquired by the Corporation and held in its treasury, as the Board of Directors may determine. Any shares in respect of which an option granted under the Plan shall have expired or terminated may again be allotted under the Plan. Each option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable in connection with the granting of such option or the issue or purchase of shares subject thereto, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

2. Types of Options. The types of Options that may be granted under the Plan are incentive stock options (hereinafter "ISOs"), as defined under
Section 422 of the Internal Revenue Code (the "Code"). Any such option, or part thereof, granted under the Plan may be designated as an ISO or a non-qualified stock option by and with the approval of the Board of Directors of the corporation.

3. Eligibility. Options shall be granted only to employees selected at the discretion of the Board of Directors of the Corporation based on requirements set by the Board of Directors. Under the Plan, the aggregate fair market value of the shares of Common Stock with respect to which all ISOs are first exercisable by the optionee during any calendar year shall not exceed $100,000. Notwithstanding any contrary provision of the Plan, no ISO shall be granted to any employee who, at the time the option is granted, owns directly or indirectly within the meaning of Section 424(d) of the Code more than three percent of the total combined voting power of all classes of stock of the Corporation, unless (a) the purchase prices of shares under such option is at least 110% of the fair market value of a share of the Common Stock on the date the option is granted, and (b) the expiration date of such option is a date not later than the day preceding the fifth anniversary of the date on which the option is granted.

4. Number of Options. No individual shall be granted options in the aggregate under the Plan, which would permit said individual to own more than five percent of the total combined voting power of all classes of stock of the Corporation.

5. Price. The purchase price of shares under each option shall be fair market value.

6. Option Period. The period during which each option may be exercised shall be set forth in this plan, but in no event shall an option be exercisable in whole or in part (a) before the end of six (6) months following the date of the grant, or (b) after the termination of the employee's relationship with the Corporation. An employee shall not be granted an option until he has been employed at least three years with the Corporation. For every year of employment, the employee shall be granted one tenth of one percent of the number of shares of stock in the Corporation outstanding as of the date of the Board of Directors meeting of 2001.

7. Exercise of Option. Except as provided in paragraphs 9 and 11 below, no option may be exercised unless the optionee is at the time of such exercise in the employ of the Corporation and shall have been continuously so related since the granting of the option. Payment for shares purchased need not be made in full at the time of exercise and shall be left in the sole discretion of the Board of Directors of the Corporation. No fractional shares will be issued. The optionee shall be responsible for paying all taxes related to the options granted.

8. Non-transferability of Option.   No option granted under the Plan shall
be transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, or the rules thereunder, and such option shall be exercisable, during his or her lifetime, only by the employee.

9. Death of Optionee.   In the event of the death of an optionee while
entitled to exercise any option granted to him or her, such option shall be exercisable up to the date of expiration of the option period or within twelve months next succeeding the date of death, whichever is earlier, and then only (a) by the optionee's legal representatives or the person or persons to whom the optionee's rights under the option pass by the optionee's will or the laws of descent and distribution, and (b) to the extent that he or she was entitled to exercise the option at the date of his or her death.

10. Option Plan Dividends. The stock to be issued under this Plan does not pay any dividends and it is not anticipated that any dividends will be paid in the future.

11. Continuation of Relationship. Each option, to the extent it shall not have been exercised, shall terminate when the relationship of the optionee terminates for any reason other than death, disability or retirement either after age 65, or prior thereto with the consent of the Board of Directors under a pension, profit sharing, long-term disability or similar plan of his or her employer. In the event of termination of relationship because of such retirement or disability, the options shall terminate on the date of expiration of the option period and may be exercised as though the optionee had remained in relation with the Corporation until the termination of the option except as the Board of Directors may provide otherwise. Nothing contained in the Plan or in any option granted pursuant to the Plan shall confer on any optionee any right to be continued in his relationship the Corporation.

12. Dilution or Other Adjustments. In the event that the outstanding shares of Common Stock shall be increased or decreased or changed into or exchanged for a different number of kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, merger, consolidation, recapitalization, stock split, combination of shares, stock dividend or otherwise, the Board of Directors shall make adjustment, in its sole and absolute discretion in the number or kind of shares or securities available for option pursuant to the Plan and subject to any option, and the purchase price therefore. The determination of the Board of Directors as to such adjustments shall be conclusive.

13. Effective Date and Termination of the Plan. The Plan was authorized by the Board of Directors effective as of the 2001 Board of Directors meeting, subject to and conditioned upon approval of the holders of a majority of the Corporation's then outstanding shares of Common Stock, all voting as a single class. The Board of Directors may in its discretion terminate the Plan with respect to any shares for which options have not theretofore been granted.

14. Effect of a Change in Control on Options. "Change in Control" shall mean (i) a merger or consolidation to which the Corporation is a party and for which the approval of any shareholders of the Corporation is required;
(ii) a sale or transfer of substantially all of the assets of the Corporation; or (iii) a liquidation or reorganization of the Corporation.
In the event of a Change in Control then all outstanding options which have been held by the optionee for at least six (6) months from the date of their grant shall vest and become immediately exercisable.

15. Administration and Amendment to the Plan. The Plan shall be administered by a person as appointed from time to time by the Board of Directors from among its members. The Board of Directors from time to time may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Board of Directors shall be final and conclusive on the Corporation and on all participants, and other persons eligible to participate, in the Plan. The Board of Directors may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend the plan in such respect as the Board of Directors may deem appropriate; provided, however, that no such amendment shall be made, which would, without approval of the holders of a majority of the Corporation's outstanding shares of Common Stock, Board of Directors and any other class or series of stock which is entitled to vote with the holders of the Common Stock, all voting asa single class:

(a) materially modify the eligibility requirements for receiving options or change the class of persons to whom options may be granted:

(b) materially increase the number of shares of Common Stock which may be issued pursuant to options;

(c) reduce the minimum purchase price for option shares as set forth in paragraph 5 above;

(d) extend the period of granting options; or

(e) materially increase in any other way the benefits accruing to optionees.

No amendment suspension or termination of the Plan may, without the optionee's consent, alter or impair any of the rights or obligations under any option theretofore granted to an optionee under the Plan. The Board of Directors may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to (a) permit the granting of options meeting the requirements of future amendments, if any, to the Code or future regulations issued thereafter and (b) ensure that options granted or to be granted hereunder meet the requirements of Rule 16b-3 of the '34 Act for the exemption from the provisions of Rule 16b-3 thereunder, as such rule may hereinafter be amended.

16.	Approval and Termination.  The 2001 Stock Option Plan was approved by the Board of Directors of the Company on March 15, 2001 and ratified by the shareholders at the annual meeting on April 28, 2001, unless sooner terminated by the Board of Directors (or any committee appointed by the Board), will terminate on April 10, 2008.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Not required to be filed with this Registration Statement.


                                PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3      Incorporation of Documents by Reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the following documents we have filed, or may file, with the SEC:

(a) Reports on Form 10-KSB and 10-QSB

     1. Quarterly and annual Reports on Form 10-QSB and 10-KSB, respectively, as timely filed with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934.

    2. Report on Form 10-KSB filed on April 1, 2002, March 16, 2001, and March 30, 2000.

    3. Quarterly Reports Filed on Form 10-QSB, as required for the fiscal quarters ended March 31, June 30 and September 30 for the years 2000 and 2001 and the quarterly report filed for the period ended March 31, 2002.

(b) Reports on Form 8-K

     1. Form 8-K filed with the Securities and Exchange Commission on
February 22, 2000 regarding the Resignation of Larry Provost as Director.
     2. Form 8-K filed with the Securities and Exchange Commission on
March 29, 2000 regarding the change of accountants
     3. Form 8-K/A filed with the Securities and Exchange Commission on
April 25 regarding the change of accountants.
     4. Report on Form 8-K filed on May 17, 2000 reporting the change of address.
     5. Report on Form 8-K, reporting the employment agreements, filed on May 5, 2000.
     6. Current Report on Form 8-K, providing the details of the purchase of Futronix, Inc. by the Company, filed on May 23, 2000.
     7. Report on Form 8-K reporting the termination of Consulting Agreement, Filed on September 20, 2000.
     8. Report on Form 8-K filed on November 21, 2000, reporting the execution of Convertible Debenture and Equity line Financing with Haines Avenue, LLC..
     9. Report on Form 8-K filed on November 27, 2000 and amended November 28, 2000, reporting contracts entered into By Gemini Learning Systems, Inc.
    10. Report on Form 8-K filed on January 23, 2001, amended on January 31, 2001, reporting a change in accountants.
    11. Report on Form 8-K filed on March 21, 2001, reporting the sale of Futronix, Inc. for $8,000,000.
    12. Report on Form 8-K filed on May 15, 2001, reporting a civil suit with Futronix, Inc. respecting its sale to Trident Systems International, Inc.
    13. Report on Form 8-K filed on December 19, 2001 reporting a shareholders meeting confirming the name change to BrandAid Marketing Corporation.

     14. Report on Form 8-K filed on January 29, 2002 in which the Company updated its corporate profile.
     15. Report on Form 8-K filed February 14, 2002 reporting on the shareholders confirmation of a sale of two of the Company's subsidiaries, Gemini Learning Systems, Inc. and Futronix, Inc.

All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall, except to the extent otherwise provided by any rule promulgated by the Securities and Exchange
Commission, be deemed incorporated by reference in this Registration statement and to be part hereof from the date of filing such document.

Item 4      Description of Securities

            Not applicable.


Item 5      Interests of Named Experts and Counsel

            NONE

Item 6      Indemnification of Directors

Officers and directors of the Registrant are covered by the provisions of the Delaware General Corporation Law ("DGCL"), the charter, the bylaws, individual indemnification agreements with Salient and insurance policies which serve to limit, and, in some instances, to indemnify them against, certain liabilities which they may incur in such capacities. These various provisions are described below.

Elimination of Liability in Certain Circumstances. In June 1986, Delaware enacted legislation which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. This duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all significant information reasonably available to them. Absent the limitations now authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The charter limits the liability of directors to Salient or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by such legislation. Specifically, the directors of Salient will not be personally liable for monetary damages for breach of a director's fiduciary duty as director, except for liability:

        -      for any breach of the director's duty of loyalty to Salient or
        -      its stockholders;
        - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
        -      for unlawful payments of dividends or unlawful share
        -      repurchases or redemptions as provided in Section 174 of
        -      the DGCL; or for any transaction from which the director
        -      derived an improper personal benefit.

        Indemnification and Insurance. As a Delaware corporation, BrandAid has the power, under specified circumstances generally requiring the directors or officers to have acted in good faith and in a manner they reasonably believe to be in or not opposed to BrandAid's best interests, to indemnify its directors and officers in connection with actions, suits or proceedings brought against them by a third party or in the name of BrandAid, by reason of the fact that they were or are such directors or officers, against expenses, judgments, fines and amounts paid in settlement in connection with any such action, suit or proceeding. The bylaws generally provide for mandatory indemnification of BrandAid's directors and officers to the full extent provided by Delaware corporate law. In addition, BrandAid has entered into indemnification agreements with its directors and officers which generally provide for indemnification of the officers and directors to the fullest extent permitted under Delaware law, including under circumstances for which indemnification would otherwise be discretionary under Delaware law.

      BrandAid has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of BrandAid, or is or was a director or officer of BrandAid serving at the request of BrandAid as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not BrandAid would have the power or obligation to indemnify him or her against such liability under the provisions of its charter or bylaws.

       The Securities & Exchange Commission is of the opinion that indemnification of the Registrant's officers or directors for the matters involving violation of securities laws is against public policy and that agreements therefor are consequently unenforceable.


Item 7      Exemption From Registration Claimed

   Not applicable.

Item 8      Exhibits

4.   Constituent Documents:

   .1   Original Articles of Incorporation*
   .11  1st Amendment to Articles of Incorporation*
   .12  2nd Amendment to Articles of Incorporation*
   .2   Original Bylaws*
   .21  Current Bylaws, as amended.*

5.1    Opinion of Bernabe B. Diaz.

23.1   Consent of Bobbitt, Pittenger & Company, P. A.



* Filed with the Registrant's Current Report on Form 8-K and Exhibits appended thereto, as amended, Securities and Exchange Commission
(Filed on October 29, 1999).

Item 9      Undertakings

(a)      Rule 415 offering.

1.   The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information;

(2) That, for the purpose of determining any liability under Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference.

   The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(c)  Filings of registration statement on Form S-8.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, in the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant hereby certifies that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned in the City of Sarasota, State of Florida on July 17, 2002.

BrandAid Marketing Corporation


By:/s/Paul Sloan/s/
      Paul Sloan
      Chairman of the Board of Directors


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:   July 17, 2002


By:  /s/Paul Sloan/s/
        Paul Sloan
        Chairman of the
        Board of Directors

                                  EXHIBIT 5.1
                Opinion of Bernabe B. Diaz Registrant's Counsel


                  (Law Offices of Bernabe B. Diaz Letterhead)


July 17, 2002

Securities and Exchange Commission
Washington, D.C. 20549

      Re: Salient Cybertech, Inc.

Gentlemen:

   This opinion is given in connection with the filing of the registration statement on Form S-8 (the "Registration Statement") filed with the United States Securities and Exchange Commission, as it pertains to 560,875 common share of BrandAid Marketing Corporation's (the "Registrant") common stock, with a par value of $0.001 to be Registered pursuant to the 1998 and 2001 Stock Option plans.

   Certain terms used in this opinion characterized by initial capital letter have been meaning set forth in the Registration Statement. We have examined the originals and copies of corporate instruments, certificates and other documents of the Registrant and interviewed representatives of the Registrant to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth. A major portion of our investigation of the registrant involved review of 34 Act reports heretofore filed by the Registrant, the information contained therein having been presumed to be accurate.

   In such examination we have assumed the geniuses of all signatures and authenticity of all documents submitted to us as certified and photostat copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Registrant.

   Based on the foregoing, we are of opinion that the 560,875 shares of the registrant's common stock referred to in the Registration Statement will, upon issuance after payment therefor, be fully paid, and non-assessable and there is no personal liability to the owners thereof.

   This law firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement; however, this opinion is limited to the facts set forth herein and is not to be interpreted as an opinion that the Registration Statement has been properly prepared, or provides all required disclosure.

                                              Very truly yours,

                                              /s/Bernabe B. Diaz

                                              Bernabe B. Diaz, Esq.

                             Exhibit 23.1
                     Consent of Registrant's Auditors

                     CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the registration of 560,875 shares of BrandAid Marketing Corporation's common stock, of our report, with respect to the consolidated financial statements and notes attached thereto of BrandAid Marketing Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                               /s/Bobbitt, Pittenger & Company, P. A.

                                  Bobbitt, Pittenger & Company, P. A.

Sarasota, Florida
July 17, 2002


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